UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2010

CORNERSTONE HEALTHCARE PLUS
REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As reported in the Company’s Current Report on Form 8-K dated April 30, 2010, the Company entered into a definitive purchase and sale agreement to acquire an 80% interest in a joint venture entity that will own a portfolio of two assisted living facilities located in South Carolina. Oakleaf Village at Lexington and Oakleaf Village at Greenville (together, “Oakleaf Village”) have a total of 180 units, of which 132 are dedicated to assisted-living and 48 are committed to memory care.   Royal Senior Care, LLC, an unaffiliated company that currently owns both properties, will be the Company’s joint venture partner in the $27.0 million transaction.  Royal Senior Care, LLC specializes in the acquisition, development and management of senior housing communities, primarily in the southeastern United States.  Based out of Miami, Florida, Royal Senior Care, LLC owns and operates 15 independent living and assisted living facilities with approximately 1,650 units in Florida, South Carolina and Georgia.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to Oakleaf Village are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated April 30, 2010 and are filed herewith and incorporated herein by reference.

Oakleaf Village

Independent Auditors’ Report	4
Combined Balance Sheets as of December 31, 2009 and March 31, 2010 (unaudited)	5
Combined Statements of Operations for the Year ended December 31, 2009 and Three Months ended March 31, 2009 (unaudited) and 2010 (unaudited)	6
Combined Statements of Member’s Deficit for the Year ended December 31, 2009 and Three Months ended March 31, 2010 (unaudited)	7
Combined Statements of Cash Flows for the Year ended December 31, 2009 and Three Months ended March 31, 2009 (unaudited) and 2010 (unaudited)	8
Notes to Financial Statements	9

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Healthcare Plus REIT, Inc. relating to the acquisition of Oakleaf Village are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated April 30, 2010 and are filed herewith and incorporated herein by reference.

Cornerstone Healthcare Plus REIT, Inc.

Summary of Unaudited Pro Forma Financial Information	13

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010	14

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	16

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2010	18

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: July 16, 2010

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Cornerstone Healthcare Plus REIT, Inc.
Irvine, CA

We have audited the accompanying combined balance sheet of Oakleaf Village (the "Company") as of December 31, 2009, and the related combined statements of operations, member’s deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Oakleaf Village as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
July 16, 2010

Oakleaf Village
COMBINED BALANCE SHEETS

	December 31, 2009	March 31, 2010
		(unaudited)
ASSETS
Cash and cash equivalents	$224,000	$379,000
Investments in real estate
Land	1,227,000	1,227,000
Buildings and improvements, net	9,898,000	9,846,000
Furniture, fixtures and equipment, net	783,000	730,000
	11,908,000	11,803,000
Deferred financing costs, net	42,000	32,000
Tenant receivables	26,000	26,000
Prepaid expenses and deposits	46,000	112,000
Restricted cash	227,000	178,000
Total assets	$12,473,000	$12,530,000

LIABILITIES AND MEMBER’S DEFICIT
Liabilities:
Notes payable	$12,982,000	$12,921,000
Accounts payable and accrued liabilities	82,000	223,000
Prepaid rent	216,000	145,000

Total liabilities	13,280,000	13,289,000

Commitments and contingencies (Note 6)

Member’s deficit	(807,000)	(759,000)
Total liabilities and members' deficit	$12,473,000	$12,530,000

The accompanying notes are an integral part of these combined financial statements.

Oakleaf Village
COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2009	Three Months ended March 31, 2009	Three Months ended March 31, 2010
		(unaudited)	(unaudited)
Revenues:
Rental revenues	$6,239,000	$1,585,000	$1,543,000
Other income	779,000	196,000	201,000
	7,018,000	1,781,000	1,744,000
Expenses:
Property operating and maintenance	4,492,000	1,154,000	1,107,000
Depreciation and amortization	414,000	108,000	108,000
	4,906,000	1,262,000	1,215,000

Income from operation	2,112,000	519,000	529,000

Interest expense	922,000	229,000	225,000

Net income	$1,190,000	$290,000	$304,000

The accompanying notes are an integral part of these combined financial statements.

Oakleaf Village
COMBINED STATEMENTS OF MEMBER’S DEFICIT

Total

Balance – January 1, 2009	$(505,000)

Distributions	(1,528,000)
Contributions	36,000
Net income	1,190,000

Balance – December 31, 2009	(807,000)

Distributions (unaudited)	(268,000)
Contributions (unaudited)	12,000
Net income (unaudited)	304,000

Balance – March 31, 2010 (unaudited)	$(759,000)

The accompanying notes are an integral part of these combined financial statements.

Oakleaf Village
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2009	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,190,000	$290,000	$304,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	414,000	108,000	108,000
Amortization of deferred financing costs	42,000	11,000	10,000
Changes in operating assets and liabilities:
Tenant receivables	1,000	(11,000)	-
Prepaid expenses and deposits	(17,000)	19,000	(65,000)
Accounts payable and accrued liabilities	(89,000)	123,000	141,000
Prepaid rent	46,000	(85,000)	(71,000)
Net cash provided by operating activities	1,587,000	455,000	427,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to leasehold improvements and equipment	(52,000)	(2,000)	(4,000)
Restricted cash	218,000	176,000	49,000
Net cash provided by investing activities	166,000	174,000	45,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to member	(1,528,000)	(502,000)	(268,000)
Contributions from member	36,000	2,000	12,000
Repayment of notes payable	(226,000)	(58,000)	(61,000)
Net cash used in financing activities	(1,718,000)	(558,000)	(317,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	35,000	71,000	155,000
Cash and cash equivalents - beginning of period	189,000	189,000	224,000
Cash and cash equivalents - end of period	$224,000	$260,000	$379,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$880,000	$218,000	$215,000

The accompanying notes are an integral part of these combined financial statements.

Oakleaf Village
Notes to Combined Financial Statements
For the Year ended December 31, 2009 and Three Months ended March 31, 2010 (unaudited) and 2009
(unaudited)

1.           Business Overview

RSC Oakleaf Lexington, LLC and RSC Oakleaf Greenville, LLC are Florida limited liability companies that were formed to own two senior housing facilities - Oakleaf Village at Lexington and Oakleaf Village at Greenville.  RSC Lexington, LLC and RSC Greenville, LLC are Florida limited liability companies that were formed to operate Oakleaf Village at Lexington and Oakleaf Village at Greenville by providing housing, meals assistive care and other services to elderly residents.  RSC Oakleaf Lexington, LLC, RSC Oakleaf Greenville, LLC, RSC Lexington, LLC and RSC Greenville, LLC (collectively the “Company”), are wholly owned by Royal Senior Care, LLC.

2.           Principles of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The accompanying financial information reflects all adjustments which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods.  Operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.  As of December 31, 2009 and March 31, 2010, the Company does not have cash balances with banks in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amount of the real estate asset may not be recoverable.  When indicators of potential impairment are present that indicate that the carrying amounts of real estate asset may not be recoverable, the Company will assess the recoverability of the real estate asset by determining whether the carrying value of the real estate asset will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition.  In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate asset to the fair value and recognize an impairment loss. There were no impairments recorded for the year ended December 31, 2009 and the quarter ended March 31, 2010.

Building and improvements, net

Building and improvements are stated at cost, net of related depreciation. The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives.  Building and improvements are depreciated over the estimated useful lives of 50 years.

Furniture, fixtures and equipment, net

Furniture, fixtures and equipment are stated at cost, net of related depreciation.  The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives. Furniture, fixtures and equipment are depreciated over 5 to 15 years. The Company capitalizes costs that extend the life of the related asset.  Repair and maintenance are expensed as incurred.

Tenant Receivables

Tenant receivables consist primarily of amounts due to the properties from the tenants for rent and services provided. The Company records bad debt using the direct write-off method which approximates the allowance method.  The Company did not record any bad debt expenses for the year ended December 31, 2009 and three months ended March 31, 2010 and 2009.

Deferred Financing Costs, net

Costs incurred in connection with debt financing are recorded as deferred financing costs.  Deferred financing costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.

Prepaid Expenses

Prepaid expenses consist of prepaid insurance and prepaid license expenses.

Restricted Cash

Restricted cash represents cash held in bank account as required under the terms of a mortgage loan.

Notes payable

In connection with the acquisition of Oakleaf Village at Lexington and Oakleaf Village at Greenville, on January 10, 2006, RSC Oakleaf Lexington, LLC and RSC Oakleaf Greenville, LLC (collectively the “Oakleaf Property”) entered into loan agreement with General Electric Capital Corporation in the amount of $13.5 million.   The loan has a maturity date of January 10, 2011 and carried an interest at a fixed rate of 6.62% per annum.   As of December 31, 2009, the Oakleaf Property had net borrowings of approximately $13.0 million. During the year ended 2009, the Oakleaf Property incurred approximately $922,000 of interest expense related to the loan agreement. As of March 31, 2010, the Oakleaf Property had net borrowings of approximately $12.9 million. During the quarter ended March 31, 2010, the Oakleaf Property incurred approximately $225,000 of interest expense related to the loan agreement. On April 30, 2010, the Oakleaf Property paid off the loan.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.

Rental Revenues

Rental revenue related to leases is recognized as earned.  Residents of the Oakleaf Property pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services.

Other Income

Other income includes personal care, second person and new resident fees that are billed at fixed rate as incurred.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 825-10, Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company generally determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and our estimates for non-performance and liquidity risk.  These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

The Company’s combined balance sheets include the following financial instruments: cash and cash equivalents, tenant receivables, prepaid expenses, deferred financing costs, prepaid rent, accounts payable and accrued liabilities, and restricted cash, which the Company considers the carrying value to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected settlement.

The fair value of notes payable is estimated using lending rates available to us for financial instruments with similar terms and maturities. As of December 31, 2009 and March 31, 2010, the fair value of notes payable was approximately $13.3 million and $12.9 million, respectively, compared to the carrying value of approximately $13.0 million and $12.9 million, respectively.

3.	Investment in Real Estate

At December 31, 2009 and March 31, 2010, leasehold improvements and equipment consisted of the following assets:

	December 31, 2009	March 31, 2010 (unaudited)
Building and improvements	$11,095,000	$11,099,000
Less: accumulated depreciation	1,197,000	1,253,000
Building and improvements, net	9,898,000	9,846,000

Furniture, fixtures and equipment	1,865,000	1,865,000
Less: accumulated depreciation	1,082,000	1,135,000
Furniture, fixtures and equipment, net	783,000	730,000

Land	1,227,000	1,227,000

	$11,908,000	$11,803,000

4.	Member’s Deficit

The Company is wholly owned by Royal Senior Care, LLC.  Distributions to and contributions from Royal Senior Care, LLC, are made under complete discretion by Royal Senior Care, LLC.

5.	Recently Issued Accounting Pronouncements

In June 2009, FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 167, “Amendments to FASB Interpretation No. 46(R),” which was primarily codified into ASC Topic 810 – “Consolidation”.  The new guidance impacts the consolidation guidance applicable to variable interest entities (“VIE”) and among other things require a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE, continuous assessments of whether a company is the primary beneficiary of a VIE and enhanced disclosures about a company’s involvement with a VIE. The Company adopted this guidance on January 1, 2010 and it did not have a material impact on the Company’s combined financial statements and disclosures.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820 to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted ASU 2010-06 on January 1, 2010, which only applies to the Company’s disclosures on the fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on the Company’s disclosures.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements (amendments to ASC Topic 855, Subsequent Events).  ASU 2010-09 clarifies that subsequent events should be evaluated through the date the financial statements are issued. In addition, this update no longer requires a filer to disclose the date through which subsequent events have been evaluated. This guidance is effective upon issuance. The Company adopted this guidance during the quarter ended March 31, 2010 and it did not have a material impact on the Company’s combined financial statements and disclosures.

6.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, and cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s cash flows, financial condition or results of operations.

7.	Subsequent Event

On April 30, 2010, Royal Senior Care, LLC contributed its wholly owned fees interests in the Oakleaf Property to Royal Cornerstone SC Portfolio, LLC (“Landlord Joint Venture”) and contributed its wholly owned leasehold interests in the RSC Greenville, LLC and RSC Lexington, LLC to Royal Cornerstone SC Portfolio Tenant, LLC. (“Tenant Joint Venture”).  On April 30, 2010, Cornerstone Oakleaf Village, LLC acquired an 80% member interest of Landlord Joint Venture and Cornerstone Oakleaf TRS, LLC acquired an 80% member interest of Tenant Joint Venture.

In preparing the accompanying financial statements, we have evaluated the potential occurrence of subsequent events through July 16, 2010, the date at which the financial statements were issued.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Statements of Operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2009 and for the three months ended March 31, 2010 have been prepared as if the acquisition of Oakleaf Village (the “Property”) had occurred as of January 1, 2009.   The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010 has been prepared as if the acquisition of the Property had occurred on March 31, 2010.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009; (ii) the Unaudited Financial Statements of the Company as of and for the three months ended March 31, 2010 included in the Company’s  Quarterly Report on Form 10-Q for the three months ended March 31, 2010;  and (iii) the Statements of Operations of the Property for the year ended December 31, 2009 and three months ended March 31, 2010 filed herewith.

The Unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Property had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2010

				Proforma
	March 31,	Recent		March 31,
	2010 (A)	Acquisition		2010

ASSETS
Cash and cash equivalents	$23,511,000	$(7,419,000	)(B)	$16,092,000
Investment in real estate
Land	7,370,000	4,309,000	(B)	11,679,000
Buildings and improvements, net	30,441,000	18,030,000	(B)	48,471,000
Furniture, fixtures and equipment, net	955,000	711,000	(B)	1,666,000
Development costs and construction in progress	1,873,000	-		1,873,000
Intangible lease assets, net	1,489,000	3,385,000	(B)	4,874,000
	42,128,000	26,435,000		68,563,000

Deferred financing costs, net	586,000	199,000	(B)	785,000
Tenant and other receivables	312,000	136,000	(B)	448,000
Deferred costs and other assets	911,000	(431,000	)(B)	480,000
Restricted cash	1,114,000	167,000	(B)	1,281,000
Goodwill	1,141,000	565,000		1,706,000
Total assets	$69,703,000	$19,652,000		$89,355,000

LIABILITIES AND EQUITY
Liabilities:
Note payable	$20,215,000	$18,000,000	(C)	$38,215,000
Accounts payable and accrued liabilities	1,386,000	71,000	(B)	1,457,000
Payable to related parties	1,276,000	-		1,276,000
Prepaid rent and security deposits	967,000	-		967,000
Distributions payable	386,000	-		386,000
Total liabilities	24,230,000	18,071,000		42,301,000

EQUITY
Stockholders' equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; no shares were issued or outstanding at March 31, 2010 and December 31, 2009
Common stock, $.01 par value; 580,000,000 shares authorized; 6,387,066 and 4,993,751 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	64,000	-		64,000
Additional paid-in capital	50,873,000	-		50,873,000
Accumulated deficit	(6,350,000)	(252,000	)(D)	(6,602,000)
Total stockholders' equity	44,587,000	(252,000)		44,335,000
Noncontrolling interest	886,000	1,833,000	(E)	2,719,000
Total equity	45,473,000	1,581,000		47,054,000
Total liabilities and equity	$69,703,000	$19,652,000		$89,355,000

(A)	Derived from the Cornerstone Healthcare Plus REIT, Inc’s (“the Company”) condensed consolidated financial statements as of March 31, 2010.

(B)
Represents the preliminary purchase price allocation in accordance with accounting principles generally accepted in the United States of America and other working capital assets acquired and liabilities assumed.  The acquisition cost is allocated to Oakleaf Village “(the Property”) the a property’s tangible (primarily land, building, equipment and site improvements) and intangible (in-place leases and tenant relationship) assets at their estimated fair value. The purchase price allocations to tenant relationships and in-place lease values are calculated based on management’s evaluation of the specific characteristics of tenants lease and the Company’s overall relationship with the respective tenant. As of March 31, 2010, the Company had paid a $500,000 acquisition deposit, which is included in the deferred costs and other assets, in connection with the acquisition of the Property. The Company also paid $199,000 in financing fees and expenses related to the loan at closing. The acquisition cost has been allocated to land ($4,309,000), building and improvements ($18,030,000), furniture and fixtures ($711,000), in-place lease values ($2,289,000) and tenant relationship value ($1,096,000).

(C)
This represents a total of $18.0 million in loan agreements the Company entered into an Amended and Restated Loan Agreement with General Electric Capital Corporation in connection with the acquisition of the Property (“Senior Loan”).  The loan matures on April 30, 2015.  The loan was composed of a restatement date balance of $12,901,988 (“Initial Loan”) outstanding with respect to a prior $13,500,000 loan and an additional amount of $5,098,012 disbursed on the loan restatement date (“Restatement Date Loan”). The Restatement Date Loan bears interest at a variable rate equal to 5.45% per annum plus the greater of 1.0% or the 3-month LIBOR rate. The outstanding balance of the Initial Loan bears interest at a rate of 6.62% per annum until January 10, 2011 and thereafter at the contract rate as defined in the agreement.  The Senior Loan may be voluntarily prepaid prior to the maturity date provided the borrower pays an exit fee equal to between 3% and 1% of the amount prepaid (decreasing based on the time elapsed from the loan restatement date), and, if such prepayment is before January 10, 2011, payment of an additional swap termination fee in an amount determined by the lender as set forth in the loan agreement.  The Company paid a 1% loan fee on $18 million of the notes payable.

(D)	This represents closing costs incurred at the time of the Property’s acquisition.

(E)	This represents the noncontrolling interests related to the acquisition of the Property that are not wholly-owned by the Company.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$4,964,000	$6,239,000	(B)	$11,203,000
Tenant reimbursements and other income	1,697,000	779,000	(B)	2,476,000
	6,661,000	7,018,000		13,679,000

Expenses:
Property operating and maintenance	5,172,000	4,509,000	(C)	9,681,000
Real estate acquisition costs	1,814,000	-	(D)	1,814,000
General and administrative expenses	1,206,000	-		1,206,000
Asset management fees	211,000	216,000	(E)	427,000
Depreciation and amortization	1,367,000	2,580,000	(F)	3,947,000
	9,770,000	7,305,000		17,075,000
Loss from operations	(3,109,000)	(287,000)		(3,396,000)

Interest and other income	13,000	-		13,000
Interest expense	(1,053,000)	(1,183,000	)(G)	(2,236,000)

Net loss	(4,149,000)	(1,470,000)		(5,619,000)
Less: net income (loss) attributable to noncontrolling interest	15,000	(299,000	)(H)	(284,000)
Net loss attributable to common stockholders	$(4,164,000)	$(1,171,000)		$(5,335,000)

Basic and diluted net loss per common share attributable to common stockholders	$(2.08)	$(1.34)		$(1.86)

Weighted average number of common shares	1,999,747	872,834	(I)	2,872,581

(A)	Represents the historical results of operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2009.

(B)	Represents Oakleaf Village (the “Property”) revenues for the year ended December 31, 2009.

(C)
Represents the Property operating expenses (not reflected in the historical statement of operations of the Company for the year ended December 31, 2009) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)	The Company incurred a total of $690,000 in acquisition fee and expenses, none of which was incurred during the year ended December 31, 2010, in connection with the acquisition of the Property.

(E)
Represents asset management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $2,289,000 which is amortized over one and a half years. The amortization of tenant relationship is based on an allocation of $1,096,000 which is amortized over two and a half year.  The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(G)
Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition. The loan agreements composed of a restatement date balance of $12,901,988 (“Initial Loan”) outstanding with respect to a prior $13,500,000 loan and an additional amount of $5,098,012 disbursed on the loan restatement date (“Restatement Date Loan”). The Restatement Date Loan bears interest at a variable rate equal to 5.45% per annum plus the greater of 1.0% or the 3-month LIBOR rate. The 3-month LIBOR on April 30, 2010 was 0.29150%.  The outstanding balance of the Initial Loan bears interest at a rate of 6.62% per annum until January 10, 2011 and thereafter at the contract rate as defined in the agreement.

(H)	Represents noncontrolling interest share of approximately 20.3% of the net loss of the Property.

(I)
The Property was acquired using proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2009.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2010

	Historical (A)	Recent Acquisition		Pro Forma

Revenues:
Rental revenues	$2,437,000	$1,543,000	(B)	$3,980,000
Tenant reimbursements and other income	605,000	201,000	(B)	806,000
	3,042,000	1,744,000		4,786,000

Expenses:
Property operating and maintenance	1,860,000	1,106,000	(C)	2,966,000
Real estate acquisition costs	458,000	(414,000	) (D)	44,000
General and administrative expenses	583,000	-		583,000
Asset management fees	110,000	54,000	(E)	164,000
Depreciation and amortization	640,000	645,000	(F)	1,285,000
	3,651,000	1,391,000		5,042,000
(Loss) income from operations	(609,000)	353,000		(256,000)

Interest and other income	3,000	-		3,000
Interest expense	(337,000)	(296,000	)(G)	(633,000)

Net (loss) income	(943,000)	57,000		(886,000)
Less: net income (loss) attributable to noncontrolling interest	4,000	11,000	(H)	(15,000)
Net (loss) income attributable to common stockholders	$(947,000)	$46,000		$(901,000)

Basic and diluted net (loss) income per common share attributable to common stockholders	$(0.17)	$0.06		$(0.15)

Weighted average number of common shares	5,414,179	712,646	(I)	6,126,825

(A)	Represents the historical results of operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the three months ended March 31, 2010.

(B)	Represents Oakleaf Village (the “Property”) revenues for the three months ended March 31, 2010.

(C)
Represents property operating expenses (not reflected in the historical statement of operations of the Company for the three months ended March 31, 2010) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
The Company incurred a total of $690,000 in acquisition fee and expenses, $414,000 of which was incurred during the three months ended March 31, 2010, in connection with the acquisition of the Property.

(E)
Represents asset management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $2,289,000 which is amortized over one and a half years. The amortization of tenant relationship is based on an allocation of $1,096,000 which is amortized over two and a half year.  The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(G)
Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition. The loan is composed of a restatement date balance of $12,901,988 (“Initial Loan”) outstanding with respect to a prior $13,500,000 loan and an additional amount of $5,098,012 disbursed on the loan restatement date (“Restatement Date Loan”). The Restatement Date Loan bears interest at a variable rate equal to 5.45% per annum plus the greater of 1.0% or the 3-month LIBOR rate. The 3-month LIBOR on April 30, 2010 was 0.29150%.  The outstanding balance of the Initial Loan bears interest at a rate of 6.62% per annum until January 10, 2011 and thereafter at the contract rate as defined in the loan agreements.

(H)	Represents noncontrolling interest share of approximately 20.3% of the net loss of the Property.

(I)
The Property was acquired using proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share, necessary to fund the transaction. The weighted-average number of shares of common stock assumes these proceeds were raised as of January 1, 2009.